Exhibit 5.1

                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                               New York, NY 10158
                              Phone: (212) 687-3860
                               Fax: (212) 949-7052

                                                May 11, 1998

Board of Directors
American International Petroleum Corporation
444 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

      You have requested our opinion, as counsel for American International Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the registration statement (the "Registration Statement") on Form S-3, under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of the shares (the "Shares") of common stock, par value $0.08 ("Common Stock"), of the Company by the selling securityholders named in the Registration Statement. The Shares are issuable (i) upon conversion of the Company's 14% Convertible Notes due April 21, 2002 (the "Convertible Notes"), and (ii) upon exercise of various warrants (collectively, the "Warrants") to purchase an aggregate of 3,018,500 shares of Common Stock issued to the Selling Securityholders, as described in the Registration Statement.

      We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon the foregoing, it is our opinion that:

      1. The Company has been duly organized is validly existing and in good standing under the laws of the State of Nevada.

      2. The Shares have been duly authorized, and when issued upon conversion of the Convertible Notes in accordance with the terms thereof, or upon payment of this exercise price specified in the Warrants as the case may be, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption Legal Matters in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,


                                          s/ SNOW BECKER KRAUSS P.C.

                                          SNOW BECKER KRAUSS P.C.